Exhibit 23.2 Consent of Malone & Bailey, PLLC, independent public accountants




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-110309) and on Form S-3 (Nos. 333-109481, 333-106074, 333-97913) of Eagle Broadband, Inc. of our report dated December 5, 2003, relating to the financial statements, which appear in this Annual Report on Form 10-K/A.

/s/ Malone & Bailey, PLLC
-------------------------
Malone & Bailey, PLLC
Houston, Texas
March 30, 2004